UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 30, 2007
VIACELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
245 First Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 914-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURE

Item 1.02.   Termination of a Material Definitive Agreement.
     On April 30, 2007, ViaCell, Inc. (the “Company”) terminated the License Agreement (the “License Agreement”) dated as of March 15, 2002 between ViaCell Endocrine Science, Inc., a wholly-owned subsidiary of the Company, and The General Hospital Corporation, a not-for-profit corporation doing business as Massachusetts General Hospital (“MGH”). Under the License Agreement, the Company received exclusive, worldwide rights to develop and commercialize products based on patents and patent applications covering inventions of Dr. Joel Habener pertaining to pancreatic stem cells for the treatment of diabetes. The License Agreement provided for the payments of milestones to MGH upon certain events and royalties based on sales of products covered by the license, if successfully developed. The Company’s decision to terminate the License Agreement was based on its decision to redirect its diabetes stem cell research from adult stem cells to other types of stem cells.
     There are no early termination penalties that will be payable by the Company to MGH in connection with the termination of the License Agreement. Other than the License Agreement, the Company has no material relationship with MGH.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACELL, INC.
Date: May 1, 2007	By:	/s/ Marc D. Beer
		Name:	Marc D. Beer
		Title:	President and Chief Executive Officer